CHURCHILL DOWNS INCORPORATED
RESTRICTED STOCK AGREEMENT
_________ SHARES
THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of the __ day of February, 2015 by and between ___________ (the “Executive”), and Churchill Downs Incorporated (the “Company”), a Kentucky corporation with its principal place of business at 600 N. Hurstbourne Parkway, Louisville, Kentucky 40222.
WITNESSETH:
WHEREAS, the Company maintains the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “Plan”) which was approved by shareholders of the Company at the 2007 Annual Meeting of Shareholders on June 28, 2007;
WHEREAS, the Plan provides for the granting of restricted shares of the Company’s common stock, no par value per share (the “Common Stock”) in accordance with the terms and provisions thereof and the Executive is a person eligible for participation under the Plan;
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company at its meeting on ______________ authorized and directed the Company to make an award of stock to the Executive under the terms and conditions set forth in this Agreement; and
WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of such award.
NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Grant of Stock. Subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Executive          shares (the “Shares”) of the Company’s Common Stock in consideration for services to be performed by the Executive as an employee of the Company and its subsidiaries. As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares”.
2.Certificates for Shares/Book Entry. Certificates (or alternatively, where applicable and permitted by applicable law and the rules of an applicable stock exchange, book entries) evidencing Restricted Shares shall be deposited (or recorded) with the Company to be held in escrow until such Shares are released to the Executive or forfeited in accordance with this Agreement. The Executive shall, simultaneously with the execution and delivery of this Agreement, execute and deliver to the Company a stock power in blank with respect to the Restricted Shares. If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates (or, as applicable, the book entries) for such Restricted Shares.
3.Adjustments in Restricted Shares.

(a)
In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution (or distribution on Common Stock of any security convertible into securities of the Company), recapitalization, merger, consolidation, split-up, combination, subdivision, reclassification, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares so that the shares represent the same percentage of the Company’s equity as was the case immediately prior to such change. Any new, additional or different securities to which the Executive shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions and restrictions as the Restricted Shares so adjusted.

(b)
In the event Company merges, consolidates or effects a share exchange with another entity, or all or a substantial portion of Company’s assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (any such entity being hereafter referred to as the “Successor”) each of the Restricted Shares shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the Restricted Shares, of the Successor, and the number of Restricted Shares shall be correspondingly adjusted, so that Executive shall have the right to that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the Restricted Shares.

4.Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares, and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as the “Restrictions”), but the Executive shall have all other rights of a stockholder; provided, however, that, until such time as the Restrictions lapse, the Executive shall not have the right to vote the Restricted Shares; receive dividends thereon (dividends shall accrue and vest and be paid at the same time as the Restrictions lapse); or purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 1998, between the Company and The Fifth Third Bank (as successor Rights Agent to Bank of Louisville), as amended, and as the same may be amended, modified or supplemented from time to time.
5.Forfeiture of Restricted Shares. Subject to Section 6 below, in the event that the Executive’s employment with the Company and its subsidiaries terminates for any reason, such event shall constitute an “Event of Forfeiture” and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Executive to the Company without payment of any consideration by the Company, and neither the Executive nor any heir, personal representative, successor or assign of the Executive shall have any right, title or interest in or to such Restricted Shares or any certificates (or book entries) evidencing the same.
6.Lapse of Restrictions.

(a)
The Restrictions on the respective Restricted Shares shall lapse per the schedule immediately below, provided, however, that such corresponding date occurs prior to a Termination of Employment (as defined in Appendix A), but subject to Sections 6(c) and 6(e) below:

Date	# of Shares for which Restrictions lapse and which become non-forfeitable

(b)
Upon the lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Executive a certificate (or record as a book entry and deliver evidence of same to the Executive) (without any restrictive endorsement referring to such Restrictions) for the Shares that are no longer subject to such Restrictions.

(c)
In the event the Executive’s employment is terminated by the Company other than for Cause (as defined in Appendix A), Disability (as defined in Appendix A) or death, or if the Executive voluntarily resigns for Good Reason (as defined in Appendix A) for purposes of determining any lapse of the Restrictions in (a) above and the forfeiture of Shares, if any, under Section 5 and Section 6, the Executive’s employment shall be considered to have continued through the last day of the calendar quarter in which his Termination of Employment occurs.

(d)
If, during the 2-year period following a Change in Control (as defined in Appendix A): (i) the Executive is terminated by the Company other than for Cause, Disability or death, or (ii) the Executive voluntarily resigns for Good Reason, the Restrictions on all then-Restricted Shares shall fully lapse, as of the Termination of Employment.

(e)
In the event the Executive’s employment is terminated due to his death or Disability (as defined in Appendix A), for purposes of determining any lapse of the Restrictions in (a) above and the forfeiture of Shares, if any, under Section 5 and Section 6, the Executive’s employment shall be considered to have continued through 18 months following his Termination of Employment (as defined in Appendix A).

7.Withholding Requirements. Whenever Restrictions lapse with respect to Restricted Shares, the Company shall have the right to (i) withhold from sums due to the Executive; (ii) require the Executive to remit to the Company; or (iii) retain Shares otherwise deliverable to the Executive; in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such Shares to the Executive.
8.Effect Upon Employment. Nothing contained in this Agreement shall confer upon the Executive the right to continue in the employment of the Company or its subsidiaries or affect any right that the Company or its subsidiaries may have to terminate the employment of the Executive.
9.Amendment. This Agreement may not be amended, modified or supplemented except with the consent of the Committee and by a written instrument duly executed by the Executive and the Company.
10.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Executive accepts the award of Shares hereunder subject to all of the terms and conditions of this Agreement. Executive hereby agrees to accept as binding, conclusive and final all reasonable decisions and interpretations of the Committee upon any questions arising under this Agreement, including without limitation, the interpretation of the Restrictions imposed upon the Shares.
11.Notices. Notices shall be deemed delivered if delivered personally or if sent by registered or certified mail to the Company at its principal place of business, as set forth above, and to Executive at the address as shall most currently appear on the records of the Company, or at such other address as either party may hereafter designate in writing to the other.
12.Investment Representation. If the Shares awarded to the Executive under this Agreement are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statements, the Executive, if the Committee shall reasonably deem it advisable, may be required to represent and agree in writing (i) that any Shares acquired by the Executive under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that the Executive has acquired such Shares for his own account and not with a view to the distribution thereof.
13.Compliance with Section 16(b). This Agreement and the grant of Shares hereunder is intended to comply with all applicable conditions of Rule 16(b)-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company’s executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in this Agreement. Any provision of this Agreement that is contrary to a condition of Rule 16b-3 shall not apply.
14.Compliance With Other Laws And Regulations. The rights of the Executive and the obligations of Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which Company shall, in its sole discretion, determines to be necessary or advisable. The Company agrees to use its best efforts to procure any such listing, registration or qualification.
15.Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement with the parties agreeing in such event to make all reasonable efforts to replace such invalid or unenforceable provision with a valid provision that will place the parties in approximately the same economic position as contemplated hereunder.
16.Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Kentucky. The Executive consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument.
17.Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.
18.Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, with the effect as if the signatures thereto and hereto were upon the same instrument. Signatures conveyed by facsimile or PDF file shall constitute original signatures.

(Signature page follows.)

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement as of the date first above written.

[PARTICIPANT]

CHURCHILL DOWNS INCORPORATED By: _______________________________ Charles G. Kenyon Senior Vice President, Human Resources (Authorized Representative)

APPENDIX A
Definitions
(a)“Agreement” - see the recitals to this Agreement.
(b)“Base Salary” - means the Executive’s base salary as of the date the Agreement is executed.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” for termination by the Company of Executive’s employment with the Company means any of the following:
(i)the willful and continued failure of Executive to perform substantially his duties to the Company (other than any such failure resulting from incapacity due to disability), after a written demand to cure such failure (the “Demand to Cure”) is delivered to Executive by the ______________ which specifically identifies the manner in which the ______________ believes that Executive has not substantially performed his duties;
(ii)Executive’s conviction of, or plea of guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude; or
(iii)the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the business or reputation of the Company.
For purposes of this definition, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon specific authority given pursuant to a resolution duly adopted by the Board or upon instructions of the __________________ or based upon the advice of counsel of the Company which Executive honestly believes is within such counsel’s competence shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The Company shall give written notice to Executive of the termination for Cause. Such notice shall state in detail the particular act or acts or the failure or failures to act that constitute the grounds on which the Cause termination is based and such notice shall be given within six (6) months of the occurrence of, or, if later, the Company’s actual knowledge of, the act or acts or the failure or failures to act which constitute the grounds for Cause. Executive shall have sixty (60) days upon receipt of the Demand to Cure in which to cure such conduct, to the extent such cure is possible.
(e)“Change in Control” means the first to occur of the following events:
(i)the acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding voting securities of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company or any of its subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;
(ii)individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Corporate Transaction or employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (C) at least a majority of the members of the Board resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board providing for such Corporate Transaction; or
(iv)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time-to-time.
(g)“Common Stock” means the common stock, no par value, of the Company.
(h)“Company” - see the recitals to this Agreement.
(i)“Disability” means that Executive becomes “disabled” within the meaning of Section 409A(a)(2)(C) of the Code or any successor provision and the applicable regulations thereunder.
(j)“Exchange Act” means the Securities Exchange Act of 1934.
(k)“Executive” - see recitals to this Agreement.
(l)“Good Reason” for termination by Executive of Executive’s employment means the occurrence (without Executive’s express written consent) of any one of the following acts by the Company or failures by the Company to act:
(i)the assignment to Executive of any duties inconsistent in any material respect with the position held by the Executive at the time this Agreement is executed (including status, office, title and reporting requirements), or the authority, duties or responsibilities of the position, or any other diminution in any material respect in such position, authority, duties or responsibilities unless agreed to by Executive;
(ii)the Company’s requiring Executive to be based at, or perform his principal functions at, any office or location other than a location within 35 miles of the Main Office unless such other location is closer to Executive’s then-primary residence than the Main Office;
(iii)a material reduction in Base Salary;
(iv)a material reduction in Executive’s welfare benefits plans, qualified retirement plan, or paid time off benefit unless other senior executives suffer a comparable reduction; and
(v)any purported termination of Executive’s employment under this Agreement by the Company other than for Cause, death or Disability.

Prior to Executive’s right to terminate employment for Good Reason, he shall give written notice to the Company of his intention to terminate his employment on account of a Good Reason. Such notice shall state in detail the particular act or acts or the failure or failures to act that constitute the grounds on which Executive’s Good Reason termination is based and such notice shall be given within six (6) months of the occurrence of the act or acts or the failure or failures to act which constitute the grounds for Good Reason. The Company shall have sixty (60) days upon receipt of the notice in which to cure such conduct, to the extent such cure is possible.
(m)“Main Office” means 600 N. Hurstbourne Parkway, Louisville, Kentucky.
(n) “Termination of Employment” means a termination by the Company or by Executive of Executive’s employment with the Company.